UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2008

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Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:  (512) 338-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On May 19, 2008, Donald J. Carty, Vice Chairman and Chief Financial Officer, gave notice of his intention to resign from that position effective June 13, 2008. Mr. Carty has been a member of the company’s board of directors since 1992 and will continue in that capacity.

(c)	On May 19, 2008, the company announced that Brian T. Gladden will join Dell effective May 20, 2008, as Senior Vice President and, effective June 13, 2008, Chief Financial Officer. Mr. Gladden, age 43, has been President and Chief Executive Officer of SABIC Innovative Plastics, a business unit of Saudi Basic Industries Corporation (SABIC), since its formation in August 2007. His previous experience includes nearly 20 years with General Electric (GE) in a variety of financial and management leadership roles. From August 2005 until August 2007, Mr. Gladden was the Vice President and General Manager for the GE Plastics resins business. From 2002 until August 2005, Mr. Gladden served as Chief Financial Officer of GE Plastics. Prior roles include Vice President and Chief Financial Officer of GE Medical Systems Healthcare IT business. He received a Bachelor of Science degree in business administration and finance from Millersville University in Millersville, Pa.

The Leadership Development and Compensation Committee of the company’s board of directors has approved the following compensation arrangements for Mr. Gladden: (1) annual base salary of $700,000; (2) a minimum target bonus of 100% salary for fiscal 2009, which will be payable in March 2009 under the company’s Executive Annual Incentive Bonus Plan; (3) a sign-on bonus of $2,000,000; and (4) a grant of 922,000 nonqualified stock options and a grant of 223,000 restricted stock units. The exercise price of the options will be equal to the closing price of the company’s common stock on the date of grant. Both the options and restricted stock units will vest ratably over three years. The equity awards will be made pursuant to the company’s 2002 Long-Term Incentive Plan and will be granted on the date Mr. Gladden’s employment commences.

In connection with his appointment, the company entered into the standard executive officer Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement that includes certain severance benefits. If Mr. Gladden’s employment is terminated without good cause he will receive a cash severance payment equal to one year’s base salary and target bonus. In addition, he agreed to certain noncompetition and nonsolicitation obligations for a period of 12 months following his termination of employment.

The company also entered into a standard employment agreement with Mr. Gladden that is substantially the same as those signed by all Dell employees upon commencement of employment. This standard employment agreement primarily addresses intellectual property and confidential and proprietary information matters, and does not contain provisions regarding compensation or continued employment.

A copy of the company's press release announcing Mr. Gladden’s appointment and Mr. Carty’s resignation is attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

99.1

Press Release, dated May 19, 2008, announcing appointment of Brian T. Gladden as Senior Vice President and Chief Financial Officer and resignation of Donald J. Carty as Vice Chairman and Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date:	May 19, 2008	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Press Release, dated May 19, 2008, announcing appointment of Brian T. Gladden as Senior Vice President and Chief Finanical officer and resignation of Donald J. Carty as Vice Chairman and Chief Financial Officer

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